Exhibit 5.1
Fulbright & Jaworski L.L.P.
A Registered Limited Liability Partnership
666 Fifth Avenue, 31st Floor
New York, New York 10103-3198
www.fulbright.com

Telephone: (212) 318-3000	Facsimile: (212) 318-3400
October 26, 2009
G-III Apparel Group, Ltd.
512 Seventh Avenue
New York, New York 10018
Ladies and Gentlemen:
     We have acted as counsel to G-III Apparel Group, Ltd., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the Company’s registration pursuant to a registration statement on Form S-3 (such registration statement, as it may be amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) common stock, $.01 par value per share, of the Company (the “Common Stock”); (ii) preferred stock, $.01 par value per share, of the Company (the “Preferred Stock”, and along with the Common Stock, the “Company Stock”); (iii) debt securities, in one or more series, which may be senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities”, and, together with the Senior Debt Securities, the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and (v) rights to purchase Common Stock, Preferred Stock or Warrants (the “Rights”), having an aggregate initial public offering price not to exceed $300,000,000, in each case on terms to be determined at the time of offering by the Company. The Company Stock, Debt Securities, Warrants and Rights are collectively referred to herein as the “Securities.” The Securities will be offered in amounts, at prices and on terms to be set forth in supplements (each, a “Prospectus Supplement”) to the prospectus (the “Prospectus”) contained in the Registration Statement.
     We have examined such records of the Company, other documents and questions of law as we have considered necessary or appropriate for the purposes of this opinion letter. In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.
     In addition, in connection with rendering the opinions set forth below, we have assumed that:
     (a) the Certificate of Incorporation and Bylaws of the Company, each as amended through the date hereof, will not have been further amended in any manner that would affect any
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October 26, 2009

legal conclusion set forth herein, and any Certificate of Designations, Rights and Preferences in respect of any series of Preferred Stock will be in conformity therewith and with applicable law;
     (b) the consideration paid for any shares of Company Stock will comply with Section 153(a) or (b) of the Delaware General Corporation Law (the “DGCL”) or any successor provision;
     (c) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;
     (d) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby;
     (e) all Securities will be offered and sold in compliance with applicable federal and state securities or “blue sky” laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;
     (f) with respect to Securities to be offered through an agent, underwriter or dealer or to or through a market maker, the form, terms and conditions of a definitive purchase, placement, agency, underwriting or similar agreement with respect to such Securities or, with respect to Securities to be sold by the Company directly to investors in privately negotiated transactions, the form, terms and conditions of a definitive purchase agreement with respect to such Securities (such agreement with respect to any offering of Securities, the “Definitive Agreement”), will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;
     (g) in the case of Common Stock, the Board of Directors of the Company will have taken all necessary corporate action to approve the issuance of the Common Stock;
     (h) in the case of Preferred Stock of any series, the Board of Directors of the Company will have taken all necessary corporate action approve the issuance of the Preferred Stock of such series and to designate and establish the terms of such series, will have caused an appropriate Certificate of Designations, Rights and Preferences or amendment to the Certificate of Incorporation of the Company with respect to such series of Preferred Stock to be prepared and filed with the Secretary of State of the State of Delaware, and the terms of such series of Preferred Stock will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;
     (i) in the case of Senior Debt Securities of any series, (i) an indenture relating to the Senior Debt Securities (the “Senior Debt Securities Indenture”) and any supplemental indentures thereto will be duly authorized, executed and delivered by the Company, the trustee thereunder and any other party thereto; (ii) each person signing the Senior Debt Securities Indenture and any supplemental indenture thereto will have the legal capacity and authority to do so; (iii) the Senior

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October 26, 2009

Debt Securities Indenture, and, if applicable, any supplemental indenture relating to the Senior Debt Securities, will have been duly qualified under the Trust Indenture Act of 1939, as amended; (iv) the Board of Directors of the Company will have taken all necessary corporate action to approve the issuance of Senior Debt Securities of such series and to establish the terms of such series of Senior Debt Securities, and will have caused, in conformity with the Senior Debt Securities Indenture, a supplemental indenture or officers’ certificate attaching the resolutions of the Company’s Board of Directors setting forth the terms of such series of Senior Debt Securities to be duly authorized, executed and delivered by the parties thereto; and (v) none of the Senior Debt Securities Indenture, any supplemental indenture relating to the Senior Debt Securities or any other instrument representing or setting forth the terms of such series of Senior Debt Securities will include any provision that is unenforceable, the terms of such series of Senior Debt Securities and of their issuance and sale will not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;
     (j) in the case of Subordinated Debt Securities of any series, (i) an indenture relating to the Subordinated Debt Securities (the “Subordinated Debt Securities Indenture”) and any supplemental indentures thereto will be duly authorized, executed and delivered by the Company, the trustee thereunder and any other party thereto; (ii) each person signing the Subordinated Debt Securities Indenture and any supplemental indenture thereto will have the legal capacity and authority to do so; (iii) the Subordinated Debt Securities Indenture, and, if applicable, any supplemental indenture relating to the Subordinated Debt Securities, will have been duly qualified under the Trust Indenture Act of 1939, as amended; (iv) the Board of Directors of the Company will have taken all necessary corporate action to approve the issuance of Subordinated Debt Securities of such series and to establish the terms of such series of Subordinated Debt Securities, and will have caused, in conformity with the Subordinated Debt Securities Indenture, a supplemental indenture or officers’ certificate attaching the resolutions of the Company’s Board of Directors setting forth the terms of such series of Subordinated Debt Securities to be duly authorized, executed and delivered by the parties thereto; and (v) none of the Subordinated Debt Securities Indenture, any supplemental indenture relating to the Subordinated Debt Securities or any other instrument representing or setting forth the terms of such series of Subordinated Debt Securities will include any provision that is unenforceable, the terms of such series of Subordinated Debt Securities and of their issuance and sale will not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;
     (k) in the case of Warrants, (i) the Board of Directors of the Company will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued upon exercise of such Warrants and to approve any warrant agreement relating thereto (the “Warrant Agreement”); (ii) such Warrant Agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; (iii) each person signing the Warrant Agreement will have the legal capacity and authority to do so; (iv) neither such Warrants nor such Warrant Agreement will

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include any provision that is unenforceable, that violates any applicable law or results in a default under or breach of any agreement or instrument binding upon the Company; (v) such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such Warrant Agreement; and (vi) neither such Warrants nor such Warrant Agreement will include any provision that is unenforceable, and the terms of such Warrants and Warrant Agreement and of the issuance and sale of the Warrants will not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;
     (l) in the case of Rights, (i) the Board of Directors of the Company will have taken all necessary corporate action to authorize the creation of and the terms of such Rights and the issuance of the Securities to be issued upon exercise of such Rights and to approve any rights agreement relating thereto (the “Rights Agreement”); (ii) such Rights Agreement will have been duly executed and delivered by the Company and the rights agent thereunder appointed by the Company; (iii) each person signing the Rights Agreement will have the legal capacity and authority to do so; (iv) neither such Rights nor such Rights Agreement will include any provision that is unenforceable, that violates any applicable law or results in a default under or breach of any agreement or instrument binding upon the Company; (v) such Rights or certificates representing such Rights will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such Rights Agreement; and (vi) neither such Rights nor such Rights Agreement will include any provision that is unenforceable, and the terms of such Rights and Rights Agreement and of the issuance and sale of the Rights will not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;
     (m) certificates representing shares of Company Stock will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Company’s Certificate of Incorporation and Bylaws;
     (n) there will be sufficient Common Stock or Preferred Stock authorized under the Company’s Certificate of Incorporation and not otherwise issued or reserved for issuance;
     (o) the purchase price for Company Stock payable to the Company or, if such shares are issuable upon conversion, exchange, redemption or exercise of other Securities, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, in the case of Common Stock, or the lesser of such purchase price or such consideration, as the case may be, or the amount of such purchase price or such consideration, as the case may be, timely determined by the Company’s Board of Directors to constitute the stated capital applicable to such shares, in the case of shares of Preferred Stock; and

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     (p) any Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.
     Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:
     1. With respect to the Company Stock, when the Company Stock has been issued and delivered in accordance with the terms of the applicable Definitive Agreement upon payment of the consideration therefor provided for therein, the Company Stock will be legally issued, fully paid and nonassessable.
     2. With respect to the Debt Securities, when the Debt Securities have been duly executed and authenticated in accordance with the provisions of the Senior Debt Securities Indenture, in the case of Senior Debt Securities, or the Subordinated Debt Securities Indenture, in the case of Subordinated Debt Securities, and any applicable supplemental indenture, and issued and delivered in accordance with the terms of the applicable Definitive Agreement upon payment of the consideration therefor provided therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).
     3. With respect to the Warrants, when the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and delivered in accordance with the terms of the applicable Definitive Agreement upon payment of the consideration therefor provided therein, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).
     4. With respect to the Rights, when the Rights have been duly executed and countersigned in accordance with the Rights Agreement and issued and delivered in accordance with the terms of the applicable Definitive Agreement upon payment of the consideration therefor provided therein, such Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

G-III Apparel Group, Ltd.
October 26, 2009

     We express no opinion concerning (a) the validity or enforceability of any provisions contained in the Senior Debt Securities Indenture, the Subordinated Debt Securities Indenture or any supplemental indenture relating to the Senior Debt Securities or Subordinated Debt Securities, that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (b) any provision that relates to severability or separability or purports to require that all amendments, supplements or waivers to be in writing; or (c) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.
     The foregoing opinions are limited to the laws of the State of New York, the DGCL (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and applicable federal laws of the United States of America and we express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.
     We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ FULBRIGHT & JAWORSKI L.L.P.

Fulbright & Jaworski L.L.P.